UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2010

INTERNATIONAL COAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32679 (Commission File Number)	20-2641185 (IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia (Address of Principal Executive Offices)	25560 (Zip Code)

Registrant’s telephone number, including area code:  (304) 760-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2010, International Coal Group, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 182,585,423 shares were present or represented by proxy at the meeting, representing 90% of the total outstanding eligible votes. The following matters were voted on at the Annual Meeting.

Proposal One:  Election of two Class II Directors for a term of three years.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cynthia B. Bezik	122,738,328	27,062,682	32,784,413
William J. Catacosinos	136,416,696	13,384,314	32,784,413

Proposal Two:  Ratification of the appointment of Deloitte & Touche LLP as ICG’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
181,906,435	389,290	289,698	0

Proposal Three:  Stockholder proposal regarding global warming.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
23,374,876	108,947,512	17,478,622	32,784,413

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

Date:  May 19, 2010